

Quaker Chemical Corporation
Investor Conference Call
October 27, 2010

Quaker

Risk and Uncertainties Statement

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other Companies.

This data should be read in conjunction with the Company's third quarter earnings news release dated October 26, 2010, which has been furnished to the SEC on Form 8-K, and the Company's Form 10-Q for the quarterly period ended September 30, 2010, which has been filed with the SEC.

Forward-Looking Statements

This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that the Company's demand is largely derived from the demand for its customers' products, which subjects the Company to downturns in a customer's business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, and future terrorist attacks such as those that occurred on September 11, 2001. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

3rd Quarter 2010 Results

- Diluted EPS of $0.55 vs. EPS of $0.45 for 3Q 2009
- Sales up 16% to $137.7 MM with product volume up 15%, compared to 3Q 2009
- Volume was flat with 2Q 2010
- Gross margin % of 35.6% vs. 37.4% in 3Q 2009 and 35.7% in 2Q 2010
- $9 MM of operating cash flow in 3Q 2010

Outlook

- Product volume in 4Q 2010 expected to weaken somewhat
  - Softening of steel production from current levels
  - Seasonal factors
  - Partially offset by new business gains and the DA Stuart aluminum hot rolling oil acquisition
- Price increases in 3Q 2010 help offset higher raw material costs but raw material costs continue to rise
- 4Q earnings expected to continue to be strong but will be below 1H

Product Volume by Quarter


Metalworking Process Chemicals Segment
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
3Q08 YTD Avg.
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10

Volumes Plateau After 5 Straight Quarters Of Increases

Chart 2

Annualized Run Rate of Adjusted EBITDA Increasing



75
65
55
45
35
25
15
5
-5
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010

Note: Excludes restructuring, CEO transition costs and non-income tax contingency charge. Annualized EBITDA is latest quarter's EBITDA multiplied by 4.

Current EBITDA Run Rate Above Pre-Crisis Levels

Chart 3

NA Steel Market Data



Weekly Tonnage of Raw Steel Production
(thousands of net tons)
2500
2275
2050
1825
1600
1375
1150
925
700
2008
2009
1,629
Updated: October 19, 2010
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
Source: AMM from American Iron and Steel Institute data.

Summary

- Strong Q3 earnings and cash flow generation
- 1st 9 months earnings higher than any full year in our history
- Balance sheet continues to become stronger; leverage below 1X EBITDA
- EBITDA exceeding levels achieved prior to global economic downturn
- Positioned for good growth over next several years in both emerging and mature markets
  - Emerging markets – well positioned in BRIC (Brazil, Russia, India & China) to take advantage of strong growth
  - Mature Markets – Steel and auto markets expected to have above normal growth as industries gradually rebound

Reconciliation of Annualized Run Rate of Adjusted EBITDA

	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010
Net income (loss) attributable to Quaker Chemical Corporation	4,440	(2,722)	2	3,234	5,052	7,932	9,419	9,153	6,340
Add / (subtract):									
Depreciation	2,822	2,600	2,458	2,343	2,147	2,577	2,593	2,475	2,380
Amortization	300	271	257	265	275	281	254	208	274
Interest Expense	1,330	1,423	1,242	1,538	1,356	1,397	1,311	1,386	1,345
Taxes on income	967	(871)	(251)	1,567	2,747	3,002	3,181	4,143	1,661
Restructuring and related activities	-	2,916	2,289	-	-	-	-	-	-
Non-Income tax contingency charge	-	-	-	-	-	-	-	-	3,581
CEO transition costs	1,625	-	-	1,193	1,250	-	-	-	1,317
Adjusted Quarterly EBITDA	11,484	3,617	5,997	10,140	12,827	15,189	16,758	17,365	16,898
Multiply by 4	4	4	4	4	4	4	4	4	4
Annualized Run Rate of Adjusted EBITDA	45,936	14,468	23,988	40,560	51,308	60,756	67,032	69,460	67,592